      As filed with the Securities and Exchange Commission on May 18, 1999

                                                            File No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            SUMMIT TECHNOLOGY, INC.
             (Exact name of registrant as specified in its charter)

          Massachusetts                                         04-2897945
  (State or other jurisdiction                               (I.R.S. Employer
of incorporation or organization)                           Identification No.)


                                21 Hickory Drive
                          Waltham, Massachusetts 02451
          (Address of principal executive offices, including zip code)

                             1997 STOCK OPTION PLAN
                            (Full title of the plan)

                            James A. Lightman, Esq.
                       Vice President and General Counsel
                            Summit Technology, Inc.
                                21 Hickory Drive
                         Waltham, Massachusetts  02451
                                 (781) 890-1234

(Name, Address and Telephone Number, including Area Code, of Agent for Service)

                        CALCULATION OF REGISTRATION FEE

============================================================================================
  Title of Securities     Amount to be   Proposed Maximum   Proposed Maximum     Amount of
 to be Registered/(1)/     Registered     Offering Price   Aggregate Offering  Registration
                                          Per Share/(2)/         Price             Fee
--------------------------------------------------------------------------------------------
Common Stock,            1,500,000 shs.     $15 9/16         $23,343,750         $6489.60
$0.01 par value
============================================================================================

/(1)/ Includes associated common stock purchase rights.

/(2)/ Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), upon the basis of the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market System on May 5, 1999. Pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of securities to be offered or sold as a result of any adjustments from stock splits, stock dividends or similar events.

                          Exhibit Index on page II-3;
                              Page 1 of 7 pages.

                                    PART II

                         INCORPORATION OF CONTENTS OF
                  EARLIER REGISTRATION STATEMENT BY REFERENCE

     The purpose of this Registration Statement is to register an additional 1,500,000 shares of the Company's Common Stock, par value $0.01 per share, in connection with the Company's 1997 Stock Option Plan, as amended. Pursuant to General Instruction E of Form S-8, the contents of the Company's Registration Statement (Registration No. 333-13581) on Form S-8 filed with the Securities and Exchange Commission on December 5, 1997, are incorporated herein by reference.

Item 8.   Exhibits.
          --------

Exhibit
   No.    Description
 -----    -----------

4.1. Articles of Organization, as amended, of the Company (incorporated by reference to Exhibit 3.1 of the Company's Annual Report on Form 10-K for the year ended December 31, 1992).

4.2. Amendment to the Articles of Organization of the Company dated September 7, 1994 (incorporated by reference to Exhibit 3.1 of the Company's Annual Report on Form 10-K for the year ended December 31,
          1994).

4.3. Amendment to the Articles of Organization of the Company dated July 16, 1997 (incorporated by reference to Exhibit 4.3 of the Company's Registration Statement on Form S-8 filed with the Securities and Exchange Commission on May 6, 1999).

4.4. By-laws, as amended, of the Company (incorporated by reference to Exhibit 3(b) of the Company's Annual Report on Form 10-K for the year ended December 31, 1994).

4.5. Rights Agreement (incorporated by reference to Exhibit 1 to the Company's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on April 2, 1990).

5.1.      Opinion of Ropes & Gray.

23.1.     Consent of Deloitte & Touche LLP.

23.2.     Consent of KPMG LLP.

23.4. Consent of Ropes & Gray (contained in the opinion filed as Exhibit 5.1 to this registration statement).

24.       Power of Attorney (included on signature page).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, The Commonwealth of Massachusetts, on this 10th day of May, 1999.

                                    SUMMIT TECHNOLOGY, INC.



                                    By: /s/ Robert J. Palmisano
                                        ----------------------------------
                                        Name:  Robert J. Palmisano
                                        Title: Chief Executive Officer


                               POWER OF ATTORNEY

     Pursuant to the requirement of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes and constitutes Robert J. Palmisano and James A. Lightman, and each of them singly, his true and lawful attorneys with full power to them, and each of them singly, to sign for him and in his name in the capacities indicated below any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith, and he hereby ratifies and confirms his signature as it may be signed by said attorneys, or any of them, to any and all such amendments.


Signature                  Capacity in Which Signed          Date
-----------                ------------------------          ----


/s/ Robert J. Palmisano    Chief Executive Officer and       May 10, 1999
-----------------------    Director (principal executive
Robert J. Palmisano        officer)


/s/ Randy W. Frey          Executive Vice President          May 10, 1999
-----------------------    and Director
Randy W. Frey

/s/ Robert J. Kelly        Executive Vice President, Chief   May 10, 1999
-----------------------    Financial Officer and Treasurer
Robert J. Kelly

/s/ Jeffrey A. Bernfeld    Director                          May 10, 1999
-----------------------
Jeffrey A. Bernfeld

/s/ C. Glen Bradley        Director                          May 10, 1999
-----------------------
C. Glen Bradley

                           Director                          May   , 1999
-----------------------
Richard F. Miller


/s/ John A. Norris         Director                          May 10, 1999
-----------------------
John A. Norris

/s/ Richard M. Traskos     Director                          May 10, 1999
-----------------------
Richard M. Traskos

                                 EXHIBIT INDEX

Number             Title of Exhibit                                   Page
-------  -----------------------------------------------------------  ----
 4.1.    Articles of Organization, as amended, of the Company
         (incorporated by reference to Exhibit 3.1 of the Company's
         Annual Report on Form 10-K for the year ended December
         31, 1992).

 4.2. Amendment to the Articles of Organization of the Company dated September 7, 1994 (incorporated by reference to Exhibit 3.1 of the Company's Annual Report on Form 10-K for the year ended December 31, 1994).

 4.3 Amendment to the Articles of Organization of the Company dated July 16, 1997 (incorporated by reference to Exhibit 4.3 of the Company's Registration Statement on
         Form S-8 filed with the Securities and Exchange
         Commission on May 6, 1999).

 4.4. By-laws, as amended, of the Company (incorporated by reference to Exhibit 3(b) of the Company's Annual Report on Form 10-K for the year ended December 31, 1994).

 4.5. Rights Agreement (incorporated by reference to Exhibit 1 to the Company's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on April
         2, 1990).

 5.1.    Opinion of Ropes & Gray.

23.1.    Consent of Deloitte & Touche LLP.

23.2.    Consent of KPMG LLP.

23.3. Consent of Ropes & Gray (contained in the opinion filed as Exhibit 5.1 to this registration statement).

24.      Power of Attorney (included on signature page).
